                                                              Exhibit 10.105R


                                 February 12, 1998


Vanguard Pakistan, Inc.
c/o Vanguard Cellular Operating Corp.
2002 Pisgah Church Road, Suite 300
Greensboro, North Carolina  27455

     Re: Purchase of Shares in International Wireless Communications Pakistan Limited ("IWCPL")

          The purpose of this letter is to confirm our agreement as follows:

          1. Pursuant to Section 8.1 of the Amended and Restated Shareholders' Agreement dated as of August 13, 1997 (the "Shareholders' Agreement") among IWCPL, Pakistan Wireless Holdings Limited ("PWH"), South Asia Wireless Communications (Mauritius) Limited and Vanguard Pakistan, Inc. ("Vanguard"), as amended by the Deed of Adherence dated August 29, 1997 among the parties signatory thereto, PWH is required to make a cash capital contribution to IWCPL by purchasing 1,240,275 Redeemable Preference Shares (as defined in the Shareholders' Agreement) (the "Shares") for U.S. $1,240,275 on February 12, 1998.

          2. Pursuant to Section 2.5 of the IWC Group Agreement dated August 18, 1997 between PWH and Vanguard (the "IWC Group Agreement"), Vanguard agrees to purchase the Shares from IWCPL on February 13, 1998 for U.S. $1,240,275 in cash.

          3. PWH will have the option to purchase all or a portion of the Shares from Vanguard at any time on or before the close of business on March 16, 1998 (the "Option Expiration Date"). The purchase price shall be $1.00 per Share, payable in cash. PWH may exercise the foregoing purchase option by notifying Vanguard in writing at least two business days before it exercises the option. The notice shall state the number of Shares with respect to which the option is being exercised, the date on which such Shares shall be purchased and the aggregate purchase price for such Shares.


          4. At any time after the Option Expiration Date but before the close of business on the 30th day after the Option Expiration Date, Vanguard will have the option to sell, and upon Vanguard's exercise of such option to sell, PWH irrevocably agrees to

Vanguard Pakistan, Inc.
February 12, 1998
Page 2




purchase, all or a portion of the Shares. The sale price shall be $1.00 per Share, payable in cash. Vanguard may exercise the foregoing option to sell by notifying PWH in writing at least two business days before it exercises the option. The notice shall state the number of Shares with respect to which the option is being exercised, the date on which such Shares shall be purchased by PWH and the aggregate purchase price for such Shares.

          5. The closing of the sale and purchase of any Shares pursuant to paragraph 3 or 4 above shall take place at the offices of Vanguard or such other place designated by Vanguard. All payments by PWH hereunder to Vanguard shall be made in lawful money of the United States of America, by wire transfer of immediately available funds for the account of Vanguard specified in Schedule A attached hereto, net of all bank charges and without any deduction or withholding whatsoever.

          6. PWH unconditionally and irrevocably agrees to indemnify and hold harmless Vanguard, its parent companies and each of their respective officers, directors, employees, agents, attorneys and consultants (collectively, the "Indemnitees") against, and to pay such Indemnitees immediately upon demand for, all actions, proceedings, claims, demands, costs, damages, losses and expenses (collectively, the "Losses") of any description whatsoever in connection with, arising out of or relating to any of the transactions contemplated hereby (but not any depreciation or economic decline in the value of the Shares), other than for Losses directly resulting from Vanguard's material breach of this letter agreement.

          7. In the event neither PWH nor Vanguard exercise its rights under paragraph 3 or 4, respectively, then in consideration for the transactions contemplated hereby, PWH agrees to pay Vanguard $9,302 in cash immediately following the Option Expiration Date, by wire transfer of immediately available funds for the account of Vanguard specified in Schedule A attached hereto, net of all bank charges and without any deduction or withholding whatsoever.

          8. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Vanguard Pakistan, Inc.
February 12, 1998
Page 3


          Kindly acknowledge your agreement to the foregoing by executing this letter in the space provided below.

                                     PAKISTAN WIRELESS HOLDINGS LIMITED

                                     By:
                                        --------------------------------

                                     Name:
                                          ------------------------------

                                     Title
                                          ------------------------------

ACKNOWLEDGED AND AGREED TO:

VANGUARD PAKISTAN, INC.

By:
    --------------------------------

Name:
     -------------------------------

Title:
      ------------------------------

Date:
     -------------------------------

Vanguard Pakistan, Inc.
February 12, 1998
Page 4





See wire instructions attached as Schedule A.

                                    March 12, 1998

Vanguard Pakistan, Inc.
c/o Vanguard Cellular Operating Corp.
2002 Pisgah Church Road, Suite 300
Greensboro, North Carolina  27455

    Re: Amendment of Letter Agreement re Purchase of Shares in International Wireless Communications Pakistan Limited ("IWCPL")
         ---------------------------------------------------------------------

     The purpose of this letter is to amend our February 12, 1998 letter agreement (the "Agreement"), a copy of which is attached hereto as Attachment
1. In order to extend the period during which the options described in paragraphs 3 and 4 of the Agreement may be exercised, we hereby agree to amend the Agreement as follows:

     1. Paragraph 3 of the Agreement is hereby amended by deleting the words "March 16, 1998" in the first sentence thereof and replacing them with the words "May 16, 1998."

     2. Paragraph 7 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

     "In consideration for the transactions contemplated hereby, in the event that either PWH or Vanguard exercises its right under paragraph 3 or 4, respectively, PWH agrees to pay Vanguard U.S. $18,604 in cash at the closing described in, and in the manner set forth in, paragraph 5 above."

     This amendment shall be governed by, and construed in accordance with, the laws of the State of New York. The parties hereby covenant and agree that except as hereby amended by this amendment, all terms and provisions of the Agreement are and shall continue to be in full force and effect and are hereby ratified and confirmed in all respects. Kindly acknowledge your agreement to the foregoing by executing this letter in the space provided below.


                                   PAKISTAN WIRELESS HOLDINGS LIMITED

                                   By:
                                      --------------------------------
                                   Name:
                                   Title:

ACKNOWLEDGED AND AGREED TO:
VANGUARD PAKISTAN, INC.


By:
   ----------------------------
Name:
Title: